EXHIBIT 10.1

SIDE LETTER

Date: 18th September, 2025

To: CleanSpark Inc.

From: Coinbase Credit, Inc.

This Side Letter refers to the Master Loan Agreement dated as of 9/18/25, as amended and supplemented from time to time (the “Agreement”), between you and us.

The Lender confirms that, as of the date of this Side Letter, the Borrower is currently approved to borrow an indicative maximum Loan Amount of USD300,000,000 under the Agreement (“Credit
Limit”).

As per the Agreement, the Lender reserves the right to change the Credit Limit at any time and in its sole discretion.

The terms of a Loan will be governed by the Agreement and the accompanying Confirmation. For the avoidance of doubt and notwithstanding the fact that the provisions of the Master Loan
Agreement are not subject to the Coinbase Prime Broker Agreement between CleanSpark Inc.
and Coinbase, the information contained in this Side Letter constitutes non-public, confidential and/or proprietary information of Coinbase (“Confidential Information”) and should remain subject to the requirements of your confidentiality obligations therein. With express Coinbase consent, which shall not be unreasonably withheld or delayed, Coinbase agrees that certain
Confidential Information may be shared in your public filings.

LENDER

Coinbase Credit, Inc.

By: /s/ Sarah Williamson

Name: Sarah Williamson

Title: Director

Date: Sep 18, 2025